UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
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CYTOCORE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CYTOCORE, INC.
414 North Orleans Street
Suite 502
Chicago, Illinois 60610

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD
NOVEMBER 19, 2007

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of CytoCore, Inc., a Delaware corporation (the “Company”), will be held at the Holiday Inn Chicago Mart Plaza located at 350 West Mart Center Drive, Chicago, Illinois 60654 on Monday, November 19, 2007 at 10:00 a.m., local time, for the purpose of:

1. considering and voting on an amendment to the Company’s Certificate of Incorporation (as amended to date) to effect a reverse stock split of the common stock, $.001 par value, of the Company by a ratio of not less than one-for-five and not more than one-for-ten, with the exact ratio to be set within such range in the discretion of the Board of Directors, without further approval or authorization of stockholders; and

2. transacting such other business as may properly come before the special meeting or any adjournment thereof.

The Board of Directors knows of no other business to be transacted at the meeting.

The Board of Directors has fixed the close of business on Monday, October 1, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and any adjournments thereof. A complete list of stockholders entitled to vote at the meeting will be open for examination by stockholders, for any purpose germane to the meeting, during regular business hours for a period of ten days prior to the meeting at the principal business office of the Company.

All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors

Floyd E. Taub, M.D.
Chief Executive Officer

October 12, 2007

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD NOVEMBER 19, 2007
PROXY STATEMENT
VOTING PROCEDURES AND QUORUM
PROPOSAL NO. 1 — AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMMON STOCK OF THE COMPANY
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ADDITIONAL INFORMATION
APPENDIX A

CYTOCORE, INC.
414 North Orleans Street
Suite 502
Chicago, Illinois 60610

PROXY STATEMENT

Special Meeting of Stockholders
To be held on November 19, 2007

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CytoCore, Inc. (“CytoCore” or the “Company”) for use at a Special Meeting of Stockholders to be held on Monday, November 19, 2007 at 10:00 a.m., local time, at the Holiday Inn Chicago Mart Plaza located at 350 West Mart Plaza, Chicago, Illinois 60654 and at any adjournments thereof (the “Meeting”).

The Notice of Meeting, this Proxy Statement and the form of proxy are first being mailed to stockholders on or about October 19, 2007.

VOTING PROCEDURES AND QUORUM

The Board of Directors has fixed the close of business on Monday, October 1, 2007 (the “Record Date”) as the record date to determine stockholders entitled to receive notice of and to vote at the Meeting. Only holders of the Company’s common stock, $.001 par value (the “Common Stock”), and the Company’s Series E Convertible Preferred Stock, $.001 par value (the “Series E Stock”), shall be entitled to vote at the Meeting, and shall vote together on the sole proposal being considered. The Company had 352,860,546 shares of its Common Stock and 20,204 shares of its Series E Stock outstanding as of the close of business on the Record Date. Each holder of Common Stock is entitled to one vote per share of Common Stock held by such stockholder. Each holder of Series E Stock is entitled to vote on any matter on which the holders of Common Stock are entitled to vote, and to notice of the Meeting. When voting with the holders of Common Stock as a single class, each holder of Series E Stock is entitled to one vote for each share of Common Stock into which such holder’s Series E Stock is convertible on the Record Date, calculated to the nearest whole share. As of the Record Date, the Series E Stock outstanding was convertible into 887,925 shares of Common Stock.

If the accompanying proxy is properly completed, signed and returned prior to the Meeting, such shares will be voted in accordance with the instructions on the proxy or, in the absence of instructions, they will be voted in favor of the sole proposal set forth in the accompanying Notice of Meeting and described herein.

A stockholder may revoke a proxy at any time prior to exercise at the Meeting by (1) giving written notice of such revocation to the Company, (2) executing and delivering to the Company a later-dated proxy, or (3) attending the Meeting and voting in person. Attendance at the Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the proxy and vote in person.

The presence at the Meeting, in person or by proxy, of the holders of a majority of the total of the shares of Common Stock and Series E Stock outstanding on the Record Date and entitled to vote shall constitute a quorum. If a quorum is not present, the chairman of the Meeting or the holders of a majority of the shares entitled to vote who are present in person or represented by proxy at the Meeting have the power to adjourn the Meeting from time to time until a quorum is present. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the Meeting as originally scheduled.

Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. Broker non-votes will also count in determining whether a quorum is present. If a broker indicates on the proxy that it does not have discretionary authority and has not received voting instructions with respect to a particular proposal, those shares will not be considered as present and entitled to vote with respect to that proposal.

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Series E Stock entitled to vote at the Meeting, voting together as a single class, is required to approve the proposal to amend the Company’s Certificate of Incorporation to effect a reverse split of the Company’s Common Stock. Votes withheld or abstaining from voting, as well as broker non-votes, will therefore have the same effect as a negative vote or a vote against this proposal.

No director or executive officer (or any nominee therefor or any associate thereof) has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposal to be acted upon at the Meeting.

PROPOSAL NO. 1 — AMENDMENT TO CERTIFICATE OF INCORPORATION
TO EFFECT A REVERSE STOCK SPLIT OF THE COMMON STOCK OF THE COMPANY

The Board of Directors has unanimously declared advisable and approved and adopted, subject to stockholder approval, an amendment to the Company’s Certificate of Incorporation (as amended to date, the “Certificate of Incorporation”) to effect a reverse stock split of the Company’s Common Stock, $.001 par value, at a specific ratio to be determined by the Board of Directors within a range of one-for-five and one-for-ten (the “Reserve Split”).

Pursuant to the proposed Reverse Split, a specified number of outstanding shares of Common Stock, ranging from five to ten, would be combined and become one share of Common Stock. If this proposal is approved, the Board of Directors will have the authority, but not the obligation, in its sole discretion, to select the exact ratio for the Reverse Split within the proposed range and implement the Reverse Split without further action on the part of stockholders. The Company is proposing that the Board have such discretion, rather than proposing that stockholders approve a specific ratio, in order to give the Board flexibility and allow the Board to consider various factors at the time of implementation of the Reverse Split, including prevailing market and economic conditions, the historical and projected performance of the Common Stock and trading volumes, and the projected impact of the Reverse Split on trading liquidity, among other factors.

As of October 1, 2007, the Company had 352,860,546 shares of Common Stock issued and outstanding. Based on the number of shares currently issued and outstanding, immediately following the Reverse Split the Company would have approximately 70,572,109 shares of Common Stock issued and outstanding (without giving effect to rounding for fractional shares) if the ratio for the Reverse Split is one for five, and 35,286,055 shares of Common Stock issued and outstanding if the ratio for the Reverse Split is one for ten. Any other ratio selected within such range would result in a number of shares of Common Stock issued and outstanding following the transaction within 70,572,109 and 35,286,055 shares.

The number of authorized shares of the Company will not be changed in connection with the Reverse Split. In addition, the par value of the Common Stock will not be changed in connection with the Reverse Split. The Board considered reducing the number of authorized shares of Common Stock, but determined that the availability of additional shares was necessary in order for the Company to consummate future financing transactions or business combinations. The availability of additional shares will also permit the Board to issue shares, or instruments convertible into or exercisable for such shares, for corporate purposes such as compensation for consultants and advisors or as payment in lieu of cash for trade accounts payable.

If approved and implemented, the Reverse Split will be realized simultaneously and in the same ratio for all shares of the Common Stock. All holders of Common Stock will be affected uniformly by the Reverse Split, which will have no effect on the proportionate holdings of any of our stockholders, except for possible changes due to the treatment of fractional shares resulting from the Reverse Split. In lieu of issuing fractional shares, the Company will round up in the event a stockholder would be entitled to receive one-half of one share of Common Stock or more, and the Company will round down in the event a stockholder would be entitled to receive less than one-half of one share of Common Stock, as a result of the Reverse Merger. Rounding down may reduce the number of post-Reverse Split holders of the Company’s Common Stock to the extent there are concurrently stockholders who would otherwise receive less than one-half of one share of Common Stock after the Reverse Split. In addition, the split will not affect any holder of Common Stock’s proportionate voting power (subject to the treatment of fractional shares), and all shares of Common Stock will remain fully paid and non-assessable. The number of authorized and issued shares of the Company’s various series of preferred stock will not be affected in any way by the Reverse Split.

If approved by the stockholders and implemented by the Board, the Reverse Split would be effective upon the filing of a Certificate of Amendment (the “Certificate of Amendment”) to the Certificate of Incorporation, substantially in the form attached to this Proxy Statement as Appendix A, with the Secretary of State of the State of Delaware. The Board of Directors will determine the actual time of filing of the Certificate of Amendment.

The Board reserves the right, notwithstanding stockholder approval and without further action by stockholders, to elect not to proceed with the Reverse Split if the Board determines that the Reverse Split is no longer in the best interests of the Company and its stockholders. If the Reverse Split is approved by stockholders but is subsequently not implemented by the Board of Directors by October 1, 2008, then the Reverse Split will be deemed abandoned, without further effect.

Reasons for the Reverse Split

The primary purpose for effecting the Reverse Split is to increase the trading price of our Common Stock and decrease the number of outstanding shares of our Common Stock so as to:

•	make our Common Stock more attractive to investors, in particular institutional investors, and facilitate investment in the Company; and

•	bring the share price of our Common Stock, along with the number of shares of our Common Stock outstanding, to a range more appropriate and more in line with other life sciences companies with comparable market capitalization.

In determining to authorize the Reverse Split, and in light of the foregoing, our Board of Directors considered, among other things, that a sustained higher per share price of our Common Stock, which should result from the Reverse Split, might heighten the interest of the financial community in the Company and potentially broaden the pool of investors that may consider investing in the Company. Our Board of Directors has determined that investors who would otherwise be potential investors in our Common Stock would prefer to invest in shares that trade in a price range higher than the range in which the Common Stock currently trades. On October 1, 2007, the closing sale price of our Common Stock on the Over-The-Counter Bulletin Board was $0.35. In theory, the Reverse Split should cause the trading price of a share of our Common Stock after the Reverse Split to be between five and ten times what it would have been if the Reverse Split had not taken place, depending on the ratio selected by the Board. However, this will not necessarily be the case.

In addition, our Board of Directors considered that as a matter of policy, many institutional investors are prohibited from purchasing stocks below certain minimum price levels. For the same reason, brokers may be reluctant to recommend lower-priced stocks to their clients, or may discourage their clients from purchasing such stocks. Other investors may be dissuaded from purchasing lower-priced stocks because the commissions, as a percentage of the total transaction, tend to be higher for such stocks. Our Board of Directors believes that, to the extent that the price per share of our Common Stock remains at a higher per share price as a result of the Reverse Split, some of these concerns may be ameliorated. The combination of lower transaction costs and increased interest from investors could also have the effect of increasing the liquidity of the Common Stock.

Another potential effect of the Reverse Split is making the Company more attractive to employees and service providers. Some potential employees and service providers may be less likely to work for a company with a low stock price, regardless of the company’s market capitalization. If the Reverse Split successfully increases the per share trading price of the Common Stock, such increase may increase our ability to attract, retain and motivate employees and service providers.

Our Board of Directors also believes that the total number of shares of our Common Stock currently outstanding is disproportionately large relative to our present market capitalization and that a Reverse Split would bring the number of outstanding shares to a level more in line with other life sciences companies with comparable capitalizations. Moreover, our Board of Directors considered that when the number of outstanding shares of Common Stock is unreasonably large in relation to a company’s earnings, a significant positive change in net earnings is required to create a noticeable improvement, in absolute terms, in such company’s reported earnings per share levels. If we were to effect a Reverse Split and decrease the number of shares outstanding, our investors could more easily understand the impact on earnings (or loss) per share attributable to the operational efforts of our management.

In evaluating whether or not to authorize the Reverse Split, in addition to the considerations described above, our Board of Directors also took into account various negative factors associated with reverse stock splits. These factors include:

•	the negative perception of reverse stock splits held by some investors, analysts and other stock market participants;

•	the fact that the stock price of some companies that have implemented reverse stock splits has subsequently declined back to pre-reverse stock split levels;

•	the adverse effect on liquidity that might be caused by a reduced number of shares outstanding, and the potential concomitant downward pressure decreased liquidity could have on the trading price; and

•	the costs associated with implementing a reverse stock split.

Also, other factors such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the price of our Common Stock would be maintained at the per share price in effect immediately following the effective time of the Reverse Split. There also can be no assurance that the total market capitalization of the Company following the Reverse Split will be higher than the market capitalization preceding the split or that an increase in our trading price, if any, would be sufficient to generate investor interest.

Stockholders should recognize that if the Reverse Split is effected, they will own a fewer number of shares than they currently own (a number equal to the number of shares owned immediately prior to the Reverse Split divided by a number between five and ten). While we expect that the Reverse Split will result in an increase in the per share price of our Common Stock, the Reverse Split may not increase the per share price of our Common Stock in proportion to the reduction in the number of shares of our Common Stock outstanding. It also may not result in a permanent increase in the per share price, which depends on many factors, including our performance, prospects and other factors that may be unrelated to the number of shares outstanding. The history of similar reverse splits for companies in similar circumstances is varied.

If the Reverse Split is effected and the per share price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Split. Furthermore, the liquidity of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Split.

In addition, the Reverse Split will likely increase the number of stockholders who own “odd lots” (stockholdings in amounts of less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Any reduction in brokerage commissions resulting from the Reverse Split may be offset, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling odd lots created by the split.

Finally, if we implement the Reverse Split, the number of authorized but unissued shares of our Common Stock relative to the number of issued shares of our Common Stock will be increased. This increased number of authorized but unissued shares of our Common Stock could be issued by the Board without further stockholder approval, which could result in dilution to the holders of our Common Stock. The increased proportion of unissued authorized shares to issued shares could also, under certain circumstances, have an anti-takeover effect. For example, the issuance of a large block of Common Stock could dilute the ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction. The Reverse Split is not being proposed in response to any effort of which the Company is aware to accumulate shares of Common Stock or obtain control of the Company.

Principal Effects of the Reverse Split

General

The Reverse Split will affect all of holders of our Common Stock uniformly and will not change the proportionate equity interests of such stockholders, nor will the respective voting rights and other rights of holders of our Common Stock be altered, except for possible changes due to the treatment of fractional shares resulting from the Reverse Split, as described below. The number of authorized and issued shares of the Company’s various series of preferred stock will not be affected in any way by the Reverse Split, although the number of shares of Common Stock issuable upon conversion of such series of preferred stock will be impacted as discussed below under “Number of Shares of Common Stock and Number of Stockholders.”

Exchange Act Matters

Our Common Stock is currently registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Split, if implemented, will not affect the registration of our Common Stock under the Exchange Act or our reporting or other requirements thereunder. Our Common Stock is currently traded, and following the Reverse Split will continue to be traded, on The Over-The-Counter Bulletin Board under the symbol “CYCR.OB”, subject to our continued satisfaction of the OTCBB listing requirements. Note, however, that the CUSIP number for our Common Stock will change in connection with the Reverse Merger and will be reflected on new certificates issued by the Company and in electronic entry systems.

Number of Shares of Common Stock and Number of Stockholders

If approved and implemented, the Reverse Split would have the following effects on the number of shares of Common Stock:

1. between five and ten shares of our Common Stock owned by a stockholder immediately prior to the Reverse Split would become one share of Common Stock after the Reverse Split;

2. all outstanding but unexercised options and warrants entitling the holders thereof to purchase shares of our Common Stock will enable such holders to purchase, upon exercise of their options or warrants, from one-fifth to one-tenth of the number of shares of our Common Stock that such holders would have been able to purchase upon exercise of their options or warrants immediately preceding the Reverse Split, at an exercise price equal to between five and ten times the exercise price specified before the Reverse Split, resulting in approximately the same aggregate exercise price being required to be paid upon exercise thereof immediately preceding the Reverse Split;

3. the number of shares of our Common Stock reserved for issuance (including the maximum number of shares that may be subject to options) under our stock option plans will be reduced to between one-fifth and one-tenth of the number of shares currently included in such plans; and

4. all outstanding shares of preferred stock of the Company entitling the holders thereof to convert such securities into shares of our Common Stock (including but not limited to the Company’s Series A, B, C, D and E Convertible Preferred Stock) will enable such holders to receive, upon conversion of such shares of preferred stock, between one-fifth and one-tenth of the number of shares of our Common Stock that such holders would have been able to receive upon conversion of their shares of preferred stock immediately preceding the Reverse Split, at a conversion price equal to between five and ten times greater the price before the Reverse Split, resulting in approximately the same aggregate conversion price upon conversion thereof as in effect immediately preceding the Reverse Split.

In addition, the number of holders of the Company’s Common Stock may decrease to the extent that such holders would be entitled to receive less than one share following the Reverse Split — see “Rounding in Lieu of Issuing Fractional Shares” below.

Rounding in Lieu of Issuing Fractional Shares

The Company will not issue fractional shares in connection with the Reverse Split. Instead, the Company will round up to the nearest whole share any stockholder’s share ownership to the extent such stockholder would be entitled to receive one-half of one share of Common Stock or greater as a result of the Reverse Split, and the Company will round down to the nearest whole share any stockholder’s share ownership to the extent such stockholder would be entitled to receive less than one-half of one share of Common Stock as a result of the Reverse Split.

Accounting Matters

The Reverse Split will not affect total stockholders’ equity on our balance sheet. However, because the par value of our Common Stock will remain unchanged, the components that make up total stockholders’ equity will change by offsetting amounts. As a result of the Reverse Split, the stated capital component attributable to our Common Stock will be reduced to an amount equal to between one-fifth and one-tenth of its present amount, and the additional paid-in capital component will be increased by the amount by which the stated capital is reduced. The per share net loss and net book value per share of our Common Stock will be increased as a result of the Reverse Split because there will be fewer shares of our Common Stock outstanding.

Procedure for Effecting the Reverse Split and Filing the Certificate of Amendment

Generally

If our stockholders approve the Reverse Split and related amendment to the Certificate of Amendment and the Board determines that the Reverse Split continues to be in the best interests of the Company and its stockholders, our Board of Directors will file the Certificate of Amendment effecting the Reverse Split with the Secretary of State of the State of Delaware. The Reverse Split will become effective as of 5:00 p.m. eastern time on the date of filing, which time on such date will be referred to as the “effective time.” At the effective time, each lot of between five and ten shares of Common Stock issued and outstanding immediately prior to the effective time will, automatically and without any further action on the part of our stockholders, be combined into and become one share of Common Stock, subject to the treatment for fractional shares described above, and each certificate which, immediately prior to the effective time represented pre-Reverse Split shares, will be deemed cancelled and, for all corporate purposes, will be deemed to evidence ownership of post-Reverse Split shares. However, a stockholder will not be entitled to receive any dividends or distributions payable after the Certificate of Amendment is effective until that stockholder surrenders and exchanges his or her certificates.

LaSalle Bank National Association, the Company’s transfer agent (the “Transfer Agent”), will act as exchange agent for purposes of implementing the exchange of stock certificates, and is sometimes referred to as the “exchange agent.” As soon as practicable after the effective time, a letter of transmittal will be sent to stockholders of record as of the effective time for purposes of surrendering to the exchange agent certificates representing pre-Reverse Split shares in exchange for certificates representing post-Reverse Split shares in accordance with the procedures set forth in the letter of transmittal. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. From and after the effective time, any certificates formerly representing pre-Reverse Split shares which are submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will be exchanged for certificates representing post-Reverse Split shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

In connection with the Reverse Split, our Common Stock will change its current CUSIP number. This new CUSIP number will appear on any new certificates representing post-Reverse Split shares of our Common Stock.

Street Name and Book-Entry Holders

Upon the Reverse Split, the Company intends to treat shares held by stockholders in “street name” — through a bank, broker or other nominee — in the same manner as stockholders whose shares are registered in their own names. Banks, brokers and other nominees will be instructed to effect the Reverse Split for their beneficial holders. These brokers, banks and other nominees may have other procedures for processing the transaction, however, and stockholders holding in street name are encouraged to ask their brokers, banks or other nominees any questions they may have regarding such procedures.

Stockholders who hold some or all of their shares in electronic book-entry form with the Transfer Agent do not have certificates evidencing their ownership and need not take any action to receive their post-Reverse Split shares. Rather, a statement will be sent automatically to any such stockholder’s address of record indicating the effects of the transaction, including the number of shares of Common Stock held following the Reverse Split.

No Appraisal Rights

Under the General Corporation Law of the State of Delaware, stockholders will not be entitled to exercise appraisal rights in connection with the Reverse Split, and the Company will not independently provide stockholders with any such right.

Certain U.S. Federal Income Tax Consequences

The discussion below is only a summary of certain U.S. federal income tax consequences of the Reverse Split generally applicable to beneficial holders of shares of our Common Stock and does not purport to be a complete discussion of all possible tax consequences. This summary addresses only those stockholders who hold their pre-Reverse Split shares as “capital assets” as defined in the Internal Revenue Code of 1986, as amended (the “Code”), and will hold the post-Reverse Split shares as capital assets. This discussion does not address all U.S. federal income tax considerations that may be relevant to particular stockholders in light of their individual circumstances or to stockholders that are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, and foreign stockholders. The following summary is based upon the provisions of the Code, applicable Treasury Regulations thereunder, judicial decisions and current administrative rulings, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Tax consequences under state, local, foreign, and other laws are not addressed herein. Each stockholder should consult his, her or its own tax advisor as to the particular facts and circumstances that may be unique to such stockholder and also as to any estate, gift, state, local or foreign tax considerations arising out of the Reverse Split.

The Reverse Split will qualify as a recapitalization for U.S. federal income tax purposes. As a result,

•	Stockholders should not recognize any gain or loss as a result of the Reverse Split.

•	The aggregate basis of a stockholder’s pre-Reverse Split shares will become the aggregate basis of the shares held by such stockholder immediately after the Reverse Split.

•	The holding period of the shares owned immediately after the Reverse Split will include the stockholder’s holding period before the Reverse Split.

The above discussion is not intended or written to be used, and cannot be used by any person, for the purpose of avoiding U.S. Federal tax penalties. It was written solely in connection with the solicitation of stockholder votes with regard to a proposed reverse split of our Common Stock.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Series E Stock entitled to vote at the Meeting, voting together as a single class, is required to approve the proposal to amend the Company’s Certificate of Incorporation to authorize the Reverse Split. Votes withheld or abstaining from voting, as well as broker non-votes, will therefore have the same effect as a negative vote or a vote against this proposal.

Unless otherwise specified, the persons designated in the proxy will vote the shares covered thereby at the Meeting FOR the approval of the amendment authorizing the Reverse Split.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR
THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION
TO AUTHORIZE THE REVERSE STOCK SPLIT.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Stock — Five Percent Holders

The following table sets forth, as of September 21, 2007, certain information with respect to any person, including any group, who is known to the Company to be the beneficial owner of more than 5% of the Common Stock of the Company.

	Amount and Nature of	Percent
Name and Address of Beneficial Owner	Beneficial Ownership(1)	of Class

Monsun, AS	35,655,245	10.0%
Torvveien 12, 1372 Asker
Norway
Standard General Holdings, LLC	25,343,152	7.2%
5190 Neil Road, #430
Reno, NV 89502
David J. Weissberg, M.D(2)	20,113,988	5.6%
100 Goose Hill Road
Cold Springs Harbor, NY 11724
BSI Multihelvetia	18,642,857	5.3%
c/o Kredietbank S.A. Luxembourtgeoise
43 Boulevard Royale L-2955 Luxembourg

(1)	Unless otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. With respect to each person or group, percentages are calculated based on the number of shares beneficially owned, including shares that may be acquired by such person or group within 60 days of September 21, 2007 upon the exercise of stock options, warrants or other purchase rights, but not the exercise of options, warrants or other purchase rights held by any other person.

(2)	Includes: (i) an aggregate 1,600,002 shares held in trust for Dr. Weissberg’s minor children (533,334 shares held in each of three trusts), for which Dr. Weissberg acts as trustee; and (ii) warrants to purchase 4,000,000 shares that are exercisable within 60 days.

Common Stock — Management

The following table sets forth, as of September 21, 2007, certain information concerning the ownership of the Company’s Common Stock (including directors’ qualifying shares) of (i) each director, (ii) each person who served as our Chief Executive Officer since the beginning of fiscal 2006, (iii) our other most highly compensated executive officer who was serving at the end of fiscal 2006, (iv) a recently elected executive officer and a former executive officer who was not serving as of the end of 2006 but who otherwise would have been among our most highly compensated executive officers during the 2006 fiscal year ((ii) through (iv) together, our “Named Executive Officers”), and (v) all current directors and executive officers of the Company as a group.

	Amount and Nature of	Percent
Name of Beneficial Owner	Beneficial Ownership(1)	Of Class

John H. Abeles, M.D.(2)	3,079,020	*
Richard A. Domanik, Ph.D.(3)	536,592	*
Robert F. McCullough, Jr.(4)	11,343,728	3.2%
Alexander M. Milley(5)	9,953,826	2.8%
Dr. Augusto Ocana(6)	1,000,000	*
Edward G. Renner(7)	1,361,976	*
Clinton H. Severson	0	*
Floyd E. Taub, M.D.(8)	73,684	*
David J. Weissberg, M.D.(9)	20,113,988	5.6%
All current directors and executive officers as a group (5 persons)	24,986,850	6.9%

*	Less than one percent of the Common Stock outstanding.

(1)	Unless otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. With respect to each person or group, percentages are calculated based on the number of shares beneficially owned, including shares that may be acquired by such person or group within 60 days of September 21, 2007 upon the exercise of stock options, warrants or other purchase rights, but not the exercise of options, warrants or other purchase rights held by any other person. The address of each current director and executive officer of the Company is c/o CytoCore, Inc., 414 N. Orleans, Suite 502, Chicago, IL 60610.

(2)	Includes: (i) 2,130,979 shares owned by Northlea Partners, Ltd., of which Dr. Abeles is General Partner; (ii) 73,041 shares underlying warrants granted by the Company to Northlea Partners that are exercisable within 60 days; and (iii) 875,000 shares issuable upon exercise of options and warrants granted by the Company to Dr. Abeles that are exercisable within 60 days. Dr. Abeles disclaims beneficial ownership of all shares owned by, or issuable to, Northlea Partners except shares attributable to his 1% interest in Northlea Partners as General Partner.

(3)	Dr. Domanik was elected President of the Company in May 2007. Includes 425,000 shares issuable upon the exercise of warrants that are exercisable within 60 days.

(4)	Includes: (i) 4,032,500 shares owned by Summitcrest Capital L.P., of which Mr. McCullough is President of the General Partner; (ii) 1,037,049 shares owned by MPC Trust, of which Mr. McCullough is a trustee; and (iii) 4,250,000 shares issuable upon the exercise of warrants that are exercisable within 60 days.

(5)	Includes: (i) 807,469 shares held by Azimuth Corporation, of which Mr. Milley is President and Chairman of the Board, 2,340,630 shares held by Cadmus Corporation, of which Mr. Milley is President and a director, 802,816 shares held by Milley Management, Inc., of which Mr. Milley is President, sole director and majority stockholder, and 237,104 shares held by Winchester National, Inc., of which Mr. Milley is a director and executive officer; (ii) 289,285 shares issuable to Cadmus Corporation under stock appreciation rights granted by the Company; and (iii) 875,000 shares subject to options and warrants granted by the Company to Mr. Milley that are exercisable within 60 days. In 2006, CytoCore agreed to amend warrants held by Azimuth Corporation and Cadmus Corporation and issue new warrants entitling the holders to purchase an aggregate 3,500,000 shares of Common Stock. The number of shares beneficially held by Mr. Milley includes the shares issuable under these warrants. Shares held directly by Mr. Milley, Cadmus Corporation, Winchester National and Milley

Management, in the aggregate amount of 4,028,896 shares, have been pledged to ELXSI Corp., of which Mr. Milley is President, Chief Executive Officer and Chairman of the Board.

(6)	Includes warrants to purchase 500,000 shares that are exercisable within 60 days. Dr. Ocana was Chief Executive Officer of the Company from November 2006 until July 2007. Dr. Ocana’s business address is 212 Carnegie Center, Suite 206, Princeton, NJ 08540.

(7)	Includes 500,000 shares subject to warrants granted by the Company to Mr. Renner that are exercisable within 60 days. Mr. Renner’s business address is 1137 West Taylor Street, Suite 308, Chicago, IL 60607.

(8)	Dr. Taub was elected Chief Executive Officer and director of the Company in July 2007.

(9)	Includes: (i) an aggregate 1,600,002 shares held in trust for Dr. Weissberg’s minor children (533,334 shares held in each of three trusts), for which Dr. Weissberg acts as trustee; and (ii) warrants to purchase 4,000,000 shares that are exercisable at any time. Dr. Weissberg was Chief Executive Officer and director of the Company from August 2005 through October 2006. Dr. Weissberg’s business address is c/o of the Huntington Medical Group, 180 E. Pulaski Road, Huntington Station, NY 11746.

Series E Stock

The following table sets forth, as of September 21, 2007, certain information with respect to (i) any person (including any group) who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Series E Stock, (ii) each director or Named Executive Officer who owns Series E Stock, and (iii) all current executive officers and directors as a group.

	Amount and Nature of	Percent
Name and Address of Beneficial Owner(1)	Beneficial Ownership	of Class

Kevin F. Flynn June 1992 Non-Exempt Trust(2)	6,667	33.0%
120 South LaSalle Street
Chicago, IL 60602
Rolf Lagerquist(3)	2,000	9.9%
4522 CO Road 21 NE
Elgin, MN 55932
All current directors and executive officers as a group (5 persons)	0	*

*	Less than one percent of the Series E Stock outstanding.

(1)	No director or Named Executive Officer of the Company owns any shares of any series of preferred stock of the Company.

(2)	Converts into 288,928 shares of Common Stock, including shares issuable upon payment of cumulative dividends.

(3)	Converts into 86,674 shares of Common Stock, including shares issuable upon payment of cumulative dividends.

ADDITIONAL INFORMATION

Transaction of Other Business

The Board of Directors knows of no other business that will be presented for consideration at the Meeting other than that described above. If any other business should come before the Meeting, however, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

Stockholder Proposals for 2008 Annual Meeting

In order to be eligible for inclusion in the Company’s proxy materials for the next annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received by the Company no later than January 24, 2008. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

In order for a matter to be properly brought before a meeting but not presented in the Company’s proxy statement for such meeting, a stockholder must comply with the provisions of the Company’s By-laws regarding annual meeting agenda items. Specifically, the By-laws provide that for business to be properly brought before any annual meeting by a stockholder, the stockholder must deliver written notice to, or mail such written notice so that it is received by, the Secretary of the Corporation at the principal executive offices of the Corporation not less than 60 days prior to the first anniversary of the date of the mailing of the notice of the previous year’s annual meeting of stockholders, or March 24, 2008. If, however, no annual meeting of stockholders was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to, or delayed by more than 60 days after, such anniversary date, to be timely the stockholder’s notice must be so delivered, or mailed and received, not later than the close of business on the later of (a) the 60th day prior to such annual meeting or (b) the 10th day following the day on which the date of the meeting has been first “publicly disclosed” by the Company. “Publicly disclosed” or “public disclosure” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service, or in a document publicly filed by the Company with the SEC.

Any stockholder’s notice must set forth as to each matter the stockholder proposes to bring before the annual meeting:

•	a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

•	the name and address, as they appear on the Company’s books, of the stockholder proposing such business;

•	the class and number of shares of the Company which are beneficially owned by the stockholder; and

•	any material interest of the stockholder in such business.

Solicitations

The cost of the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone, facsimile or e-mail without additional compensation. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to those persons for whom they hold voting securities and request instructions for voting the proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with their distribution of Company proxy materials.

Forward Looking Statements

This Proxy Statement includes certain estimates, projections and other forward-looking statements, including statements relating to the consummation of the Reverse Split, within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from such expectations.

Reporting Company

We are a reporting company and file annual, periodic and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy these reports and documents at the Commission’s public reference rooms. A copy of our Annual Report on Form 10-KSB/A for the fiscal year ended December 31 2006 is available at no charge on the Company’s website at www.cytocoreinc.com or upon written request addressed to CytoCore, Inc., 414 North Orleans Street, Suite 502, Chicago, Illinois 60610, Attn: Controller.

By Order of the Board of Directors

Floyd E. Taub, M.D.
Chief Executive Officer

APPENDIX A

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
CYTOCORE, INC.

Pursuant to Section 242 of the
General Corporation Law of the State of Delaware (“DGCL”)

CytoCore, Inc., a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:

1. That at a meeting of the Board of Directors of the Corporation, resolutions were adopted recommending an amendment of the Corporation’s Certificate of Incorporation (as amended to date) and directing that such amendment be considered at a special meeting of the stockholders of the Corporation called for such purpose. The text of the proposed amendment is as follows:

“Effective at 5:00 p.m. (Eastern Time) on the date of filing with the Secretary of State of the State of Delaware (such time, on such date, the “Effective Time”) of this Certificate of Amendment pursuant to the DGCL, each           ( ) shares of the Corporation’s common stock, $0.001 par value per share, issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall automatically without further action on the part of the Corporation or any holder of Old Common Stock, be reclassified, combined, converted and changed into one (1) fully paid and non-assessable share of common stock, $0.001 par value per share (the “New Common Stock”), subject to the treatment of fractional share interests as described below. The conversion of the Old Common Stock into New Common Stock will be deemed to occur at the Effective Time. From and after the Effective Time, certificates representing the Old Common Stock shall represent the number of shares of New Common Stock into which such Old Common Stock shall have been converted pursuant to this Certificate of Amendment, subject to the treatment of fractional share interests. There shall be no fractional shares issued. In lieu thereof, the Corporation will round up to the nearest whole share any stockholder’s share ownership to the extent such stockholder would be entitled to receive one-half of one share of Common Stock or greater, and the Corporation will round down to the nearest whole share any stockholder’s share ownership to the extent such stockholder would be entitled to receive less than one-half of one share of Common Stock, as a result of the reverse split effected hereby.”

2. That said amendment, having been duly proposed and recommended by the Board of Directors of the Corporation, was considered by the stockholders of the Corporation at a special meeting of stockholders, duly called for such purpose and held upon notice in accordance with Section 222 of the DGCL.

3. That said amendment was duly adopted, by the holders of a majority of the outstanding stock of each class of stock of the Corporation entitled to vote thereon, in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, CytoCore, Inc. has caused this Certificate of Amendment to be duly executed in its corporate name this           day of          , 2007.

CYTOCORE, INC.

By:
Name: Richard A. Domanik, Ph.D., President

CytoCore, Inc.
414 North Orleans, Suite 502
Chicago, IL 60610

PROXY	PROXY
Common Stock	Common Stock
For the Special Meeting of Stockholders
November 19, 2007
The undersigned stockholder of CytoCore, Inc. hereby appoints Richard Domanik, Ph.D. and Floyd E. Taub, M.D., and each of them, attorneys, agents and proxies, with full power of substitution to each, to vote all of the shares of Common Stock, $.001 par value, of the Corporation the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on Monday, November 19, 2007 at 10:00 a.m. (local time) at the Holiday Inn Chicago Mart Plaza located at 350 West Mart Center Drive, Chicago, Illinois 60654, and at any adjournments thereof, in the manner indicated herein and in their discretion on any other business which may properly come before said meeting, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement for said meeting, receipt of which is hereby acknowledged.
THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED AS SPECIFIED BELOW. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE PROPOSAL LISTED.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO EXERCISE.
Please mark votes as in this example using dark ink only: ☑
1.	Amend the Certificate of Incorporation (as amended to date) of CytoCore, Inc. to effect a reverse stock split of the common stock, $.001 par value, of the Corporation by a ratio of not less than one-for-five and not more than one-for-ten, with the exact ratio to be set within such range in the discretion of the Board of Directors, without further approval or authorization of stockholders.

For	Against	Abstain

☐	☐	☐
In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof, if such business was not known to the Board of Directors prior to the solicitation of this proxy.
Date:                                                                , 2007

Signature(s)

Please sign exactly as name(s) appear hereon. Please sign, date and return the proxy promptly in the enclosed envelope. When signing as attorney, administrator, trustee, or guardian, please give full title. If the signature is for a corporation, please sign in full corporate name by an authorized officer. If the shares are registered in more than one name, all holders must sign.

Fold and Detach Here
Your vote is important!
Please sign, date and return the Proxy promptly
in the enclosed envelope.

CytoCore, Inc.
414 North Orleans, Suite 502
Chicago, IL 60610

PROXY	PROXY
Series E Convertible Preferred Stock	Series E Convertible Preferred Stock
For the Special Meeting of Stockholders
November 19, 2007
The undersigned stockholder of CytoCore, Inc. hereby appoints Richard Domanik, Ph.D. and Floyd E. Taub, M.D., and each of them, attorneys, agents and proxies, with full power of substitution to each, to vote all of the shares of Series E Convertible Preferred Stock, $.001 par value, of the Corporation the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on Monday, November 19, 2007 at 10:00 a.m. (local time) at the Holiday Inn Chicago Mart Plaza located at 350 West Mart Center Drive, Chicago, Illinois 60654, and at any adjournments thereof, in the manner indicated herein and in their discretion on any other business which may properly come before said meeting, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement for said meeting, receipt of which is hereby acknowledged.
THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED AS SPECIFIED BELOW. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE PROPOSAL LISTED.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO EXERCISE.
Please mark votes as in this example using dark ink only: ☑
1.	Amend the Certificate of Incorporation (as amended to date) of CytoCore, Inc. to effect a reverse stock split of the common stock, $.001 par value, of the Corporation by a ratio of not less than one-for-five and not more than one-for-ten, with the exact ratio to be set within such range in the discretion of the Board of Directors, without further approval or authorization of stockholders.

For	Against	Abstain

☐	☐	☐
In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof, if such business was not known to the Board of Directors prior to the solicitation of this proxy.
Date:                                                                , 2007

Signature(s)

Please sign exactly as name(s) appear hereon. Please sign, date and return the proxy promptly in the enclosed envelope. When signing as attorney, administrator, trustee, or guardian, please give full title. If the signature is for a corporation, please sign in full corporate name by an authorized officer. If the shares are registered in more than one name, all holders must sign.

Fold and Detach Here
Your vote is important!
Please sign, date and return the Proxy promptly
in the enclosed envelope.